UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:
(312) 565-5700

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the time the Federal Home Loan Bank of Chicago (“Bank”) filed its 2010 Annual Report on Form 10-K dated March 17, 2011 (Form 10-K Report), the Bank was unable to include 2010 short-term and long-term incentive compensation award payments and related disclosures for certain of our named executive officers (“NEOs”) in Item 11, Executive Compensation, because the performance criteria achievement and awards were pending review with our regulator, the Federal Housing Finance Agency (“FHFA”) and had not yet been finalized. Pursuant to regulatory guidance, compensation actions affecting our NEOs are subject to prior review by the FHFA. On June 1, 2011, we received notice of non-objection from the FHFA to the 2010 short-term incentive compensation awards for our NEOs.

Sanjay Bhasin, Chad Brandt, Peter Gutzmer, Roger Lundstrom and John Stocchetti are participants in the Bank's Executive Incentive Compensation Plan, a short-term incentive compensation plan, described in Item 11, Executive Compensation of our Form 10-K Report. For 2010, the target values, performance criteria, and percentage attained for the Executive Incentive Compensation Plan are set forth in the table below. Attainment of each performance criterion is measured on a percentage basis (not to exceed 150%) and multiplied by the target value, with results for the individual criteria then aggregated to determine a performance percentage, which was 124.0% for 2010.

Target Value	2010 Performance Criteria	Percentage Attained
35%	$46 million GAAP net income for 2011 after REFCORP and AHP	150.0%
20%	$96.7 million net operating expenses. Net operating expenses means total operating expenses plus mortgage loan expenses less MPF-related fee income	94.6%
7.5%	Implementation of scheduled modules of software systems	100.0%
7.5%	Implementation of scheduled reengineering projects	100.0%
5%	Commitment of $5 million in funds in 2011 to qualifying AHP projects and the Downpayment Plus Program	132.0%
25%	Implementation of capital stock plan	-%

In determining the award pool for the NEOs that are participants under the Executive Incentive Compensation Plan, the P&C Committee began with an award pool of $749,751 which is equal to 45.03% of the aggregate salaries of the NEOs (other than the President and CEO) and based upon achievement of plan performance criteria at 124.0%. The award pool did not include any discretionary component. The President and CEO recommended individual awards recognizing the level of job performance for each participant and those awards were subsequently approved by the P&C Committee. The NEOs participating in the plan were awarded the amounts below, which resulted in the revisions listed below to the “Total” column previously disclosed in the Summary Compensation Table in the Form 10-K Report. Fifty percent of the amount awarded is payable now and fifty percent has been deferred under the terms of the plan. Half of the deferred amount is payable after the end of second year following commencement of the plan and the remainder is payable after the end of the third year. Deferred amounts earn interest at the ninety day Federal Home Loan Bank of Chicago note rate.

Name	Salary	Short Term Award as a % of Salary	Short Term Award	Amount Deferred	Change In Pension Value	All Other Compensation	“Total” Compensation*
Sanjay K. Bhasin	$400,000	45.00%	$180,000	$90,000	$72,000	$14,700	$666,700
Chad A. Brandt	285,000	42.11%	120,000	60,000	72,000	14,700	491,700
Peter E. Gutzmer	285,000	42.11%	120,000	60,000	266,000	14,700	685,700
Roger D. Lundstrom	295,000	42.37%	125,000	62,500	217,000	14,700	651,700
John Stocchetti	400,000	45.00%	180,000	90,000	83,000	11,025	674,025

* Long-term incentive compensation performance criteria achievement and awards for 2010 have not yet been finalized.

The information being furnished pursuant to Item 5.02 on this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: June 7, 2011	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary